Exhibit 99.1

Verisign to Hold a Conference Call to Provide a Status Update on the .com Registry Agreement Renewal

RESTON, VA – Nov. 29, 2012 – VeriSign, Inc. (NASDAQ: VRSN), the trusted provider of Internet infrastructure services for the networked world, today announced that it will hold a conference call on Friday, Nov. 30, 2012 at 8:30 a.m.(EST) to provide a status update on the .com Registry Agreement renewal.

The call will be accessible by direct dial at (888) 676-VRSN (U.S.) or (913) 312-0400 (international). A listen-only live webcast of the conference call will also be available at http://investor.verisign.com. A replay of the call will be available at (888) 203-1112 or (719) 457-0820 (passcode: 1019834) beginning at 11:30 a.m. (EST) on Nov. 30, 2012, and will run through Dec. 7, 2012, at 10:00 p.m. (EST). An audio archive of the call will be available at https://investor.verisign.com/events.cfm. This press release is available at http://investor.verisign.com.

About VeriSign
VeriSign, Inc. (NASDAQ: VRSN) is the trusted provider of Internet infrastructure services for the networked world. Billions of times each day, Verisign helps companies and consumers all over the world connect between the dots. Additional news and information about the company is available at www.verisigninc.com.

VRSNF

Contacts:
Investor Relations: David Atchley, datchley@verisign.com, 703-948-4643
Media Relations: Erin Collins, ecollins@verisign.com, 571-455-8512

©2012 VeriSign, Inc. All rights reserved. VERISIGN, the VERISIGN logo, and other trademarks, service marks, and designs are registered or unregistered trademarks of VeriSign, Inc. and its subsidiaries in the United States and in foreign countries. All other trademarks are property of their respective owners.